Exhibit 32.1

Certifications of Principal Executive Officer and Principal Financial and Accounting Officer of Second Sight Medical Products, Inc. Pursuant to

Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Second Sight Medical Products, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Robert J. Greenberg, Chief Executive Officer (Principal Executive Officer) and Thomas B. Miller, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, certify, to the best of our knowledge, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C., Chapter 63, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 16, 2015	/s/Robert J. Greenberg
Robert J. Greenberg Chief Executive Officer (Principal Executive Officer)

Date:	March 16, 2015	/s/Thomas B. Miller
Thomas B. Miller Chief Financial Officer (Principal Financial and Accounting Officer)